UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One Newton Executive Park

Suite 202

Newton, MA 02462

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2021

May 6, 2021

Dear Allena Stockholder:

This proxy statement supplement, dated May 6, 2021, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Allena Pharmaceuticals, Inc. (the “Company”) that was filed with the Securities and Exchange Commission on April 22, 2021, relating to the Company’s 2021 annual meeting of stockholders to be held on June 3, 2021 (the “2021 Annual Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

We have engaged Georgeson LLC (“Georgeson”) to assist us with the solicitation of proxies in connection with the 2021 Annual Meeting. We expect to pay Georgeson a fee of $20,000, plus reimbursement for certain expenses related to its services.

Sincerely,

Louis Brenner, M.D.
President and Chief Executive Officer, Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2021:

This supplement, the Proxy Statement, the Company’s official notice of Annual Meeting of Stockholders and the Company’s 2020 Annual Report are available at www.voteproxy.com.